Exhibit 5(a)


                        WORSHAM, FORSYTHE & WOOLDRIDGE, L.L.P.
                           ATTORNEYS AND COUNSELORS AT LAW
                                     ENERGY PLAZA
                            1601 BRYAN STREET, 30TH FLOOR
                                 DALLAS, TEXAS 75201

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                               TELEPHONE (214) 979-3000
                                  FAX (214) 880-0011




                                   January 15, 1998



          ENSERCH Corporation
          Energy Plaza
          1601 Bryan Street
          Dallas, Texas 75201


          Ladies and Gentlemen:

               Reference is made to Post-Effective Amendment No. 1 (Amendment) to Registration Statement No. 33-52525 on Form S-3 (Registration Statement) to be filed by ENSERCH Corporation (Company) on or about the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, which amends the terms of the debt securities (Debt Securities) of the Company registered pursuant to the Registration Statement to be issued pursuant to the terms of one or more indentures (each a Debt Securities Indenture). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

               Based upon the foregoing, we are of the opinion that:

               1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

               2. All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company will have been taken when:

                    a. A Debt Securities Indenture with respect to such Debt Securities shall have been executed and delivered by a duly authorized officer or representative of the Company and by the trustee under such Debt Securities Indenture; and

                    b. The Board of Directors of the Company, or an officer duly authorized thereby, shall have taken such action, pursuant to the terms of such Debt Securities Indenture, as may be necessary to fix and determine the terms of such Debt Securities, and such Debt Securities shall have been issued and delivered in accordance with the terms and provisions of such Debt Securities Indenture.

               We are members of the State Bar of Texas and do not hold ourselves out as experts on the laws of New York. As to all matters of New York law, we have with your consent relied upon an opinion of even date herewith addressed to you by Reid & Priest LLP of New York, New York.

               We hereby consent to the filing of this opinion as an exhibit to the Amendment and to the use of our name as counsel in the Registration Statement as amended.

                                             Very truly yours,

                                             WORSHAM, FORSYTHE &
                                                  WOOLDRIDGE, L.L.P.



                                             By:  /s/ Timopthy A. Mack
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                                                             A Partner